Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 166	Trade Date: 12/13/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 12/16/2004

The date of this Pricing Supplement is December 13, 2004

CUSIP or Common Code:	41013NHF8	41013NHG6	41013NHH4	41013NHJ0

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$353,000.00	$335,000.00	$57,000.00	$299,000.00

Proceeds to Issuer:	$350,793.75	$332,320.00	$56,430.00	$295,262.50

Discounts and Commissions:	0.625%	0.800%	1.000%	1.250%

Reallowance:	0.150%	0.150%	0.150%	0.200%

Dealer:	99.550%	99.375%	99.250%	99.000%

Maturity Date:	12/15/2007	12/15/2008	12/15/2009	12/15/2011

Stated Annual Interest Rate:	3.150%	3.400%	3.650%	4.000%

Interest Payment Frequency:	Semi	Quarterly	Quarterly	Semi

First Payment Date:	6/15/2005	3/15/2005	3/15/2005	6/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 166	Trade Date: 12/13/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 12/16/2004

The date of this Pricing Supplement is December 13, 2004

CUSIP or Common Code:	41013NHK7	41013NHL5	41013NHN1	41013NHP6

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$330,000.00	$772,000.00	$118,000.00	$661,000.00

Proceeds to Issuer:	$325,380.00	$761,192.00	$115,935.00	$644,475.00

Discounts and Commissions:	1.400%	1.400%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.900%	98.900%	98.600%	97.900%

Maturity Date:	12/15/2012	12/15/2012	12/15/2016	12/15/2029

Stated Annual Interest Rate:	4.150%	Step: 3.200% through 6/14/2007, and 6.000% thereafter (unless called)	4.850%	5.250%

Interest Payment Frequency:	Semi	Monthly	Semi	Semi

First Payment Date:	6/15/2005	1/15/2005	6/15/2005	6/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	12/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.